Exhibit T3A.11

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2012/10/18

Corporate Access Number: 2017075314

Service Request Number:	18705695
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	OG FINANCE INC.
French Equivalent Name:
Nuans Number:	107001349
Nuans Date:	2012/09/20
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	2900, 10180 - 101 STREET
Legal Description:
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3V5

RECORDS ADDRESS
Street:	2900, 10180 - 101 STREET
Legal Description:
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3V5

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SEE SCHEDULE ATTACHED
Share Transfers Restrictions:	SEE SCHEDULE ATTACHED
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	9
Business Restricted To:	NONE
Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE ATTACHED

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2012/10/18

Director

Last Name:	ROBINS
First Name:	MICHAEL
Middle Name:
Street/Box Number:	5TH FLOOR, 1133 YONGE STREET
City:	TORONTO
Province:	ONTARIO
Postal Code:	M4T 2Y7
Country:
Resident Canadian:	Y

Last Name:	BODLEY
First Name:	STEPHEN
Middle Name:
Street/Box Number:	5TH FLOOR, 1133 YONGE STREET
City:	TORONTO
Province:	ONTARIO
Postal Code:	M4T 2Y7
Country:
Resident Canadian:	Y

Last Name:	SARUK
First Name:	ELVIN
Middle Name:
Street/Box Number:	SUITE 2000, 425 - 1 STREET SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3L8
Country:
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2012/10/18

Share Structure	ELECTRONIC	2012/10/18
Restrictions on Share Transfers	ELECTRONIC	2012/10/18

Registration Authorized By:	LEANNE C. KRAWCHUK SOLICITOR

Articles of Incorporation

For

OG FINANCE INC.

Share Structure:	SEE SCHEDULE ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE ATTACHED

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	9

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE ATTACHED

Registration Authorized By:	LEANNE C. KRAWCHUK SOLICITOR

AUTHORIZED CAPITAL

The Corporation is authorized to issue an unlimited number of Common Shares, which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

1.	Voting Right

Each holder of a Common Share shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation. Each holder of a Common Share shall be entitled to one (1) vote for each Common Share held.

2.	Dividends

Each holder of a Common Share shall be entitled to receive dividends as and when declared and payable, provided that no dividend shall at any time be declared or paid on the Common Shares if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities and the stated capital of all classes.

3.	Liquidation, Dissolution or Winding-Up

Each holder of a Common Share shall be entitled to participate, on a proportionate basis, in a distribution of the remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.	Ranking

The rights, privileges and entitlements of a Common Share rank ratably and on a parity with those of all other Common Shares.

SHARE TRANSFER RESTRICTIONS

So long as the corporation is a private issuer as defined in securities law, no securities of the corporation, other than non-convertible debt securities, shall be transferred without the consent of the directors, expressed by a resolution.

StandB.ans

OTHER PROVISIONS

1.	Lien On Shares

The corporation shall have a first and paramount lien on a share registered in the name of a shareholder or his legal representative, whether registered solely or jointly with any other person, for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by the corporation on the date it was incorporated under The Business Corporations Act (Alberta), whether the period for payment, fulfillment or discharge of that debt shall have actually arrived or not. The lien shall extend to all dividends and distributions of capital declared or otherwise payable on such shares.

2.	Appointment of Directors

The directors may, between annual general meetings, appoint one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

3.	Borrowing

The directors may

(a)	borrow money on the credit of the corporation,

(b)	issue, reissue, sell or pledge debt obligations of the corporation,

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

4.	Meetings of Shareholders

Meetings of shareholders of the corporation may be held inside or outside the Province of Alberta.

StandC.ans